                                                                   EXHIBIT 21.1


                                Subsidiaries




              Name                                           Jurisdiction
              ----                                           ------------

Hannaco Knives & Saws, Inc.                                  Delaware

IKS Canadian Knife & Saw Ltd.                                Canada

IKS Klingelnberg GmbH                                        Germany

    IKS Klingelnberg Asia Pte. Ltd.                          Singapore

    IKS Klingelnberg Far East GmbH                           Germany

        Shanghai IKS Lida Mechanical Blade Co. Ltd.          China

        Shanghai IKS Mechanical Blade Co. Ltd.               China

    IKS Messerfabrik Geringswalde GmbH                       Germany

IKS Mexican Holdings S.A. de C.V.                            Mexico

    International Knife and Saw de Mexico S.A. de C.V.       Mexico

International Knife & Saw Trading Corporation                U.S. Virgin Islands

P.T. Bevenmas Jaya                                           Indonesia